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                                                                       EXHIBIT 7

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Blanchard and/or Joseph C. Alter, his attorney-in-fact, each with the power of substitution, for him, in any and all capacities, to sign any Form 3, Form 4, Form 5, Schedule 13d, or other report of beneficial ownership relating to the securities of ImageWare Systems, Inc., or any successor, and to file the same, with exhibits thereto and other documents in connection therewith as needed, with the Securities and Exchange Commission, hereby ratifying and conforming all that each the attorney in-fact, or his substitute may do or cause to be done by virtue hereof.

SIGNATURE                                            DATE

L.F. Global Investments, LLC                         June 12, 2003

By:  ___________________________________
         Marvin Friedman

L.F. Global Holdings, LLC                            June 12, 2003

_________________________________________
By:      Marvin Friedman

_______________________________________              June 12, 2003
         Marvin Friedman

_______________________________________              June 12, 2003
         Milton Lohr